UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2014 (February 28, 2014)

CoStar Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 L Street, NW, Washington, DC 20005	20005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 346-6500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On February 28, 2014, CoStar Group, Inc. (“CoStar”) and Classified Ventures, LLC (“CV”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”).  Pursuant to the Asset Purchase Agreement, and subject to the terms and conditions set forth therein, CoStar will purchase from CV certain assets and assume certain liabilities, in each case, related to the Apartments.com business for $585 million in cash, subject to a customary working capital adjustment (the “Business” and such acquisition, the “Acquisition”).

The completion of the Acquisition is subject to customary conditions, including, among others, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.  Each of CoStar and CV has made customary representations and warranties in the Asset Purchase Agreement.  CV also has agreed to various covenants and agreements, including, among others things, (i) to conduct the Business in the ordinary course during the period between the date of the Asset Purchase Agreement and the closing of the Acquisition and refrain from taking various non-ordinary course actions during that period, (ii) to refrain from soliciting alternative transaction proposals regarding the Business during the period between execution of the Asset Purchase Agreement and the earlier of the closing of the Acquisition or termination of the Asset Purchase Agreement, and (iii) to refrain from competing with the Business (subject to limited exceptions) for a period of three years from the closing of the Acquisition.

The Asset Purchase Agreement may be terminated by each of CoStar and CV under certain circumstances, including if the Acquisition is not consummated by August 28, 2014. The Asset Purchase Agreement contains certain termination rights for both CoStar and CV, and further provides that, upon the termination of the Asset Purchase Agreement under specified circumstances in which certain antitrust approvals are not obtained or a governmental order related to antitrust or competition matters prohibits the consummation of the Acquisition, CoStar will be required to pay to CV a cash termination fee of $17.55 million.

The foregoing description of the Asset Purchase Agreement is included to provide you with information regarding its terms.  It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.  The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Asset Purchase Agreement, may be subject to limitations agreed upon by the parties and qualified by disclosures not reflected in the text of the Asset Purchase Agreement, are not intended to provide factual, business, or financial information about the parties and may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk between CoStar and CV, rather than establishing matters as facts.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in CoStar’s public disclosures or public disclosures concerning CV.

Debt Financing Commitment

In connection with the Acquisition, JPMorgan Chase Bank, N.A., Bank of America, N.A., SunTrust Bank and Wells Fargo Bank, National Association (collectively, the “Initial Lenders”) have committed to provide CoStar with a $400 million senior secured term loan facility (the “Initial Term Facility”) and a $225 million senior secured revolving credit facility (the “Revolving Facility” and, collectively with the Initial Term Facility, the “Credit Facilities”), on the terms and subject to the conditions set forth in a debt commitment letter dated February 28, 2014 (the “Debt Commitment Letter”). The proceeds of the Credit Facilities, together with cash on hand, will be used to finance the consideration due to CV under the Asset Purchase Agreement, to pay all principal, accrued and unpaid interest, fees, premiums, if any, and other amounts due under that certain Credit Agreement (the “Existing Credit Facility”), dated as of February 16, 2012, as amended, among, inter alia, CoStar, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (the “Refinancing”), to fund any original issue discount or upfront fees to the extent permitted and, in the case of the Revolving Facility, for working capital and other general corporate purposes. The Initial Term Facility will mature on the date that is five years after the completion of the Acquisition and will amortize in equal quarterly installments equal to 5% of the original principal amount of the Initial Term Facility for Years 1, 2 and 3, 10% for Year 4, and 15% for Year 5. The Revolving Facility will mature and terminate 5 years after the completion of the Acquisition. CoStar’s obligations under the Credit Facilities will be guaranteed (subject to certain exceptions) on a senior basis by each existing and subsequently acquired or organized direct or indirect wholly-owned restricted subsidiary of CoStar (the “Subsidiary Guarantors”) and will be secured (subject to permitted liens and other agreed upon exceptions) on a first priority basis by a security interest in substantially all of the assets of CoStar and the Subsidiary Guarantors and a pledge of 100% (subject to certain exceptions) of the equity interests in each direct restricted subsidiary of Costar and each Subsidiary Guarantor (collectively, the “Collateral”).

J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC will act as joint lead arrangers and joint bookrunners (collectively, the “Joint Bookrunners”) for the Credit Facilities, and each will perform the duties customarily associated with such roles. The obligation of the Initial Lenders to provide debt financing under the Debt Commitment Letter is subject to a number of conditions, including, without limitation, (i) a condition that, since December 31, 2013, there has not been a Material Adverse Effect (as defined in the Debt Commitment Letter) on the Business; (ii) delivery to the Joint Bookrunners of a copy of the definitive executed Asset Purchase Agreement certified by CoStar as being complete and correct; (iii) execution and delivery of definitive financing documentation for the Credit Facilities in accordance with the terms of the Debt Commitment Letter and specified documentation standards; (iv) the accuracy of certain specified representations and warranties in the definitive financing documentation for the Credit Facilities; (v) consummation of the Refinancing and the Acquisition in accordance with the Asset Purchase Agreement substantially simultaneously with the initial borrowing under the Credit Facilities; (vi) delivery of certain customary closing documents; (vii) payment of applicable costs, fees and expenses; and (viii) expiration of a marketing period of at least 15 consecutive business days following the receipt of certain financial information required to syndicate the Credit Facilities.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

Exhibit 10.1	Asset Purchase Agreement, dated as of February 28, 2014, by and between Classified Ventures, LLC and CoStar Group, Inc.

Exhibit 99.1	Press Release of CoStar Group, Inc., relating to the Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

Date: March 3, 2014	By: /s/ Brian J. Radecki
Name: Brian J. Radecki
Title: Chief Financial Officer

Exhibit Index

Exhibit 10.1	Asset Purchase Agreement, dated as of February 28, 2014, by and between Classified Ventures, LLC and CoStar Group, Inc.

Exhibit 99.1	Press Release of CoStar Group, Inc., relating to the Acquisition.